Exhibit 99.2

Kalaris and AlloVir Announce Stockholder Approval of Merger

Combined company expected to trade on Nasdaq under “KLRS” after closing

PALO ALTO, Calif. and LEXINGTON, Mass., March 12, 2025 (GLOBE NEWSWIRE) — Kalaris Therapeutics, Inc. (“Kalaris”), a clinical-stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent diseases of the retina, and AlloVir, Inc. (Nasdaq: ALVR) announced today the results for the proposals voted upon by AlloVir stockholders at a Special Meeting of Stockholders held on March 12, 2025. The AlloVir stockholders voted in favor of all proposals at the Special Meeting, including to approve the proposed merger between the companies.

The closing of the merger is expected to occur as soon as practicable, subject to the satisfaction or waiver of the remaining customary closing conditions. Following the closing of the merger, the combined company is expected to be renamed Kalaris Therapeutics, Inc. and trade on The Nasdaq Capital Market under the ticker “KLRS.”

About Kalaris

Kalaris is a clinical-stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases. The company is focused on development of TH103, a novel, differentiated anti-VEGF investigational therapy. Developed by Dr. Napoleone Ferrara, TH103 is a fully humanized, recombinant fusion protein that acts against VEGF as a decoy receptor and has been specifically engineered for potentially improved VEGF inhibition and longer retention in the retina. TH103 is currently being evaluated in an ongoing, Phase 1 clinical trial for the treatment of neovascular Age-related Macular Degeneration (nAMD), with plans to develop TH103 for additional neovascular and exudative diseases of the retina such as Diabetic Macular Edema (DME), and Retinal Vein Occlusion (RVO).

About AlloVir

AlloVir is an allogeneic T cell immunotherapy company that was focused on restoring natural immunity against life-threatening viral diseases in pediatric and adult patients with weakened immune systems.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 concerning AlloVir, Kalaris, the proposed merger and other matters. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first made, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting AlloVir, Kalaris or the proposed merger will be those that have been anticipated.

Forward-looking statements are subject to a number of important risks and uncertainties, many of which involve factors or circumstances that are beyond AlloVir’s and Kalaris’ control. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the closing of the proposed merger are not satisfied; (ii) uncertainties as to the timing of the consummation of the proposed merger and the ability of each of AlloVir and Kalaris to consummate the proposed merger; (iii) risks related to AlloVir’s continued listing on Nasdaq until closing of the proposed merger; (iv) risks related to AlloVir’s and Kalaris’ ability to manage their operating expenses and their expenses associated with the proposed merger pending the closing, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed merger; (vii) the risk that as a result of adjustments to the exchange ratio, AlloVir stockholders and Kalaris stockholders could own more or less of the combined company than is currently anticipated; (viii) risks related to the market price of AlloVir’s common stock relative to the value suggested by the exchange ratio; (ix) unexpected costs, charges or expenses resulting from the proposed merger; (x) competitive responses to the proposed merger; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; (xii) the uncertainties associated with Kalaris’ product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the completion of clinical trials; (xiii) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates; (xiv) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xv) risks related to the failure to realize any value from product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (xvi) the ability to obtain, maintain, and protect intellectual property rights related to product candidates; (xvii) changes in regulatory requirements and government incentives; (xviii) competition; (xix) risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the proposed merger, including with respect to future financial and operating results; and (xx) the risk of involvement in any current or future litigation, including securities class action litigation, that could divert the attention of the management of AlloVir or the combined company, harm the combined company’s business and may not be sufficient for insurance coverage to cover all costs and damages, among others. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in AlloVir’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”), the final prospectus on Form 424(b)(3) filed with the SEC on February 10, 2025 and in other filings that AlloVir makes and will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Each of AlloVir and Kalaris expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except as required by law. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in AlloVir or Kalaris.

Kalaris Therapeutics Investor Contact:

Corey Davis, Ph.D.

LifeSci Advisors

+1 212 915 2577

cdavis@lifesciadvisors.com

AlloVir Media and Investor Contact:

ir@allovir.com